EXHIBIT 2.D.

Trustee's No.  761179
9325799-44
WHEN RECORDED MAIL TO:

FIRST AMERICAN TITLE GUARANTY COMPANY
ATTENTION:  MELINDA ZABROSKI
1850 MT. DIABLO BLVD., SUITE 300
WALNUT CREEK, CALIFORNIA 94596


--------------------------------------------------------------------------------
                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE

                           NOTICE OF TRUSTEE'S SALE

On   November 17, 1993        at 10:30       a.m. ______________________________
  ----------------------------   ------------
First American Title Insurance Company                               as Trustee,
---------------------------------------------------------------------
or Successor Trustee or Substituted Trustee, of that certain Deed of Trust executed by WARNER CENTER MARRIOTT HOTEL LIMITED PARTNERSHIP, a Delaware limited
           ---------------------------------------------------------------------
partnership                        , and recorded March 25, 1985
-----------------------------------               ------------------------------
as Instrument No. 85-321309                , in Book n/a       , Page n/a      ,
                 --------------------------          ----------       ---------
of Official Records of  Los Angeles                    County, California, and
                      ---------------------------------
pursuant to that certain Notice of Default thereunder recorded July 16, 1993
                                                              ------------------
as Instrument No. 93 1369254            , in Book n/a       , Page    n/a      ,
                 -----------------------         -----------      -------------
of Official Records of said County, will under and pursuant to said Deed of Trust sell at public auction for cash, lawful money of the United States of America, a cashier's check payable to said Trustee drawn on a state or national bank, a check drawn by a state or federal credit union, or a check drawn by a state or federal savings and loan association, or savings bank specified in section 5102 of the Financial Code and authorized to do business in this state, at the entrance to Agency Sale and Posting, 107 W. Huntington Drive, Suite C,
--------------------------------------------------------------------------------
Arcadia
--------------------------------------------------------------------------------
___________________________________________________________, California
(INSERT THE STREET ADDRESS, AND THE SPECIFIC PLACE AT SUCH ADDRESS WHERE THE SALE WILL BE CONDUCTED) all that right, title and interest conveyed to and now held by it under said Deed of Trust in the property situated in said County and State described as:

FOR COMPLETE LEGAL DESCRIPTION SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

FOR COMPLETE PERSONAL PROPERTY SEE EXHIBIT "B" ATTACHED HERETO AND MADE A PART HEREOF

APN:  2146-006-034, 2146-006-039, 2146-006-041

(Check one of the following)
( X ) The street address or other common designation of said property: 21850
                                                                      ----------
      Oxnard Street, Woodland Hills, CA 91367
      --------------------------------------------------------------------------
(   ) Name and address of the beneficiary at whose request the sale is being conducted: _______________________________________________________________
      Directions to the above property may be obtained by requesting same in writing from the beneficiary within 10 days from the first publication of this notice.

Said sale will be made without covenant or warranty, express or implied, as to title, possession or encumbrances to satisfy the unpaid balance due on the note
or notes secured by said Deed of Trust, to wit: $ 52,085,830.22      , plus the
                                                  -------------------
following estimated costs, expenses and advances at the time of the initial publication of this Notice of Sale:

Foreclosure Costs: $30,957.00

Attorney's Fees: $6,625.57


                           NOTICE TO PROPERTY OWNER

YOU ARE IN DEFAULT UNDER A DEED OF TRUST, DATED March 25,1985             .
                                               ---------------------------
UNLESS YOU TAKE ACTION TO PROTECT YOUR PROPERTY, IT MAY BE SOLD AT A PUBLIC SALE. IF YOU NEED AN EXPLANATION OF THE NATURE OF THE PROCEEDING AGAINST YOU, YOU SHOULD CONTACT A LAWYER.


DATED:  October 22, 1993        First American Title Insurance Company
                                ------------------------------------------------
                                (TRUSTEE'S NAME OR OTHER PERSON CONDUCTING SALE)
                                1850 Mt. Diablo Blvd., Suite 300
                                ------------------------------------------------
                                                (STREET ADDRESS)
                                Walnut Creek, California 94596
                                ------------------------------------------------
                                (510) 937-1108
                                ------------------------------------------------
                                               (TELEPHONE NUMBER)
                                First American Title Insurance Company,
                                a California corporation
                                BY: /s/ Melinda Zabroski
                                   ---------------------------------------------
                                   Melinda Zabroski, Assistant Secretary

                                  EXHIBIT "A"

A leasehold as created by that certain lease dated December 15, 1982, by and between Warner Properties III, a California general partnership, as Lessor, and Marriott Corporation, a Delaware corporation, as Lessee, as disclosed by Short Form of Lease recorded March 25, 1985 as Instrument No. 85-321307, upon and subject to all of the provisions therein contained.

The lessee's interest in said lease was assigned to Warner Center Marriott Hotel Limited Partnership, a Delaware limited partnership, recorded March 25, 1985 as Instrument No. 85-321307.

A document which modified the terms of said lease as therein provided was recorded March 25, 1985 as Instrument No. 85-321307.

PARCEL A:

Marriott Land Parcel:

Those portions of Lots 1, 2 and 4 of Tract 32674, in the city of Los Angeles, as per map recorded in Book 1022 Pages 89 to 91 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at the Southwesterly corner of said Lot 1; thence along the Westerly line of said Lot 1, North 0 degrees 00'02" West 406.20 feet to the beginning of a tangent curve shown on said map as being concave Southeasterly and having a radius of 20.00 feet in the boundary of said Lot 1; thence Northeasterly along said curve through a central angle of 90 degrees 00'36", a distance of 31.42 feet to the beginning of a reverse curve shown on said map as being concave Northerly and having a radius of 1250.00 feet in the Northerly line of said Lot 1; thence Easterly along said reverse curve through a central angel of 1 degree 13'51", a distance of 26.85 feet to the Westerly terminus of that certain course shown on said map as having a bearing and length of North 88 degrees 46'43" East
300.09 feet in said Northerly line of Lot 1; thence along said last mentioned certain course, North 88 46'43" East 300.09 feet to the beginning of a tangent curve shown on said map as being concave Southerly and having a radius of 1150.00 feet in said Northerly line of Lot 1;

Thence Easterly along said last mentioned curve through a central angel of 0 degrees 24'08", a distance of 8.07 feet to a point, a radial of said curve to said point bears North 0 degrees 49'09" West' thence leaving said Northerly line, along a line which is parallel with that certain course shown on said map as having a bearing and length of North 0 degrees 00'58" East 225.00 feet in the Easterly boundary of said Lot 1, South 0 degrees 00'58" West 52.87 feet to the beginning of a tangent curve concave Northeasterly and having a radius of 12.50 feet; thence Southeasterly along said last mentioned curve through a central angel of 52 degrees 33'59", a distance of 11.47 feet to the beginning of a reverse curve concave Southwesterly and having a radius of 13.00 feet; thence Southeasterly along said reverse curve through a central angle of 52 degrees 33'59", a distance of 11.93 feet to its point of tangency with a line parallel with above mentioned certain course having a bearing and length of North 00 degrees 00'58" East 225.00 feet;

Thence along said parallel line, South 0 degrees 00'58" West 64.17 feet to the beginning of a tangent curve concave Northwesterly and having a radius of 13.00 feet; thence Southwesterly along said last mentioned curve through a central angel of 52 degrees 33'59", a distance of 11.93 feet to the beginning of a reverse curve concave Southeasterly and having a radius of 12.50 feet; thence Southwesterly along said last mentioned curve through a central angle of 52 degrees 33'59", a distance of 11.47 feet to its point of tangency with a line parallel with above mentioned certain course having a bearing and length of North 0 degrees 00'58" East 225.00 feet; thence along said last mentioned parallel line, South 0 degrees 00' 58" West 49.95 feet to the beginning of a tangent curve concave Northeasterly and having a radius of 19.50 feet; thence Southeasterly along said last mentioned curve through a central angle of 45 degrees 00'00", a distance of 15.32 feet to its point of tangency with a straight line which bears North 44 degrees 59'02" West from the Southerly line of said Lot 2, at a point, said point of tangency hereafter referred to as "Point A" distant thereon,

South 89 degrees 59'02" East 22.08 feet from the Southwesterly corner of said Lot 2;

Thence along said straight line and its Southeasterly prolongation, South 44 degrees 59'02" East 96.19 feet to the beginning of a curve concave Southwesterly, having a radius of 20.50 feet, tangent to said last mentioned course and tangent at its Southerly terminus to a line parallel with and 32.50 feet Easterly, measured at right angles, from that certain course shown on said map as having a bearing and length of North 0 degrees 00'58" East 179.52 feet in said Easterly boundary of Lot 1; thence Southeasterly along said last mentioned curve through a central angle of 45 degrees 00'00", a distance of 16.10 feet to said last mentioned parallel line; thence along said last mentioned parallel line, South 0 degrees 00'58" West 108.84 feet; thence at right angles to said last mentioned parallel line, North 89 degrees 59'02" West 3.50 feet to the beginning of a tangent curve concave Southeasterly and having a radius of 11.50 feet; thence southwesterly along said last mentioned curve through a central angle of 90 degrees 00'00", a distance of 18.06 feet to its point of tangency with a line parallel with above mentioned certain course having a bearing and length of North 0 degrees 00'58" East 179.52 feet; thence along said last mentioned parallel line, South 0 00'58" West 9.00 feet to the Easterly prolongation of the Southerly line of said Lot 1; thence along said Easterly prolongation and Southerly line, North 89 degrees 59'02" West 419.56 feet to the point of beginning.

PARCEL A-1:

An easement for driveway purposes over a portion of Lot 4 of said Tract 32674, in the city of Los Angeles, as per map recorded in Book 1022 Pages 89 to 91 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at a point on the Easterly prolongation of the Northerly line of Lot 5 of said Tract that is 66.00 feet Easterly of the Northeast corner of said Lot 5; thence parallel with the Easterly line of said Lot 5, South 00 degrees 00'58" West, 14.00 feet to the beginning of a tangent curve concave Northeasterly and having a radius of 10.00 feet; thence Southeasterly along said curve through a central angle of 82 degrees 24'53", an arc distance of 14.38 feet; thence parallel with said Easterly line, South 00 degrees 00'58" West, 130.44 feet; thence South 45 degrees 00'58" West, 6.65 feet; thence South 44 degrees 59'02" East 23.48 feet; thence South 45 degrees 00'58" West 4.74 feet to the beginning of a tangent curve concave Southeasterly and having a radius of 35.00 feet; thence Southwesterly along said curve, through a central angle of 45 degrees 00'00", an arc distance of 27.49 feet; thence South 00 degrees 00'58" West, 5.00 feet to the Southerly line of said Lot 4; thence along said Southerly line, North 89 degrees 59'02" West 51.00 feet to a line that is parallel with, and
3.00 feet Easterly, measured at right angles, from said Easterly line of Lot 5; thence along said parallel line, North 00 degrees 00'58" East, 82.00 feet to the beginning of a tangent curve concave Southwesterly and having a radius of 10.00 feet; thence Northwesterly along said curve through a central angle of 45 degrees 34'23", an arc distance of 7.95 feet to said Easterly line; thence along said line, North 00 degrees 00'58" East 48.72 feet to the beginning of a curve concave Northwesterly, having a radius of 10.00 feet and being tangent at its ending to said previously mentioned parallel line; thence Northeasterly along said curve through a central angle of 45 degrees 34'23" an arc distance 7.95 feet to said parallel line; thence along said line, North 00 degrees 00'58" East
63.75 feet to a point on said Easterly prolongation of the Northerly line of Lot 5; thence along said Easterly prolongation, South 89 degrees 59'02" East, 29.02 feet to a point which is 15.00 feet Westerly thereon from the point of beginning; thence parallel with said Easterly line of Lot 5, North 0 00'58" East, 9.00 feet to the beginning of a curve concave Southeasterly and having a radius of 11.50 feet; thence Northeasterly along said curve through a central angle of 90 degrees 00'00", an arc distance of 18.06 feet; thence South 89 degrees 59'02" East, 3.50 feet; thence South 0 00'58: West, 20.50 feet to the point of beginning.

PARCEL A-2:

An easement for an overhead walkway, 20 feet, more or less, above that certain driveway easement described as "Exhibit B" in document recorded on July 23, 1987 as Instrument No. 87-1169000, within Lot 2 of said Tract 32674, but excluding any portion within Marriott Land Parcel described herein; described as follows:

Beginning at Point "A", as defined in said Marriott Land Parcel; thence North 2 15'19" West, 13.35 feet to the true point of beginning, said point also being referred to as Point "B"; thence

North 44 58'13" East, 41.30 feet; thence North 0 degrees 01'47" West,
4.37 feet; thence South 45 00'52" East 67.07 feet; thence North 89 degrees 58'13" West 50.99 feet; thence South 30 degrees 03'00" West 87.83 feet; thence South 0 degrees 00'24" West 135.36 feet, more or less, to a point on the Southerly line of said Lot 1 of said Tract 32674; thence North 89 degrees 59'02" West along said Southerly line 8.35 feet; thence North 0 degrees 00'24" East,
129.50 feet; thence North 44 degrees 55'57" West, 131.90 feet; thence North 44 degrees 58'13" East 8.33 feet; thence South 44 55'57" East 5.85 feet;
thence North 89 degrees 42'37" East, 109.84 feet, more or less to the true point of beginning.

EXCEPT therefrom that portion described as follows:

Beginning at the aforementioned Point "B"; thence South 12 degrees 55'26" East,
14.19 feet, to the true point beginning; thence South 45 degrees 00'52" East
9.97 feet; thence South 30 03'00" West 64.89 feet; thence South 89 58'13" West
10.93 feet; thence North 44 degrees 55'57" West 69.47 feet; North 45 degrees 04'03" East 19.83 feet; thence North 89 58'13" East, 71.40 feet, to the true point of beginning.

PARCEL A-3:

Easements for 3 support columns having a diameter of 4.00 feet, within Lot 2 of said Tract 32674, the centers of which are described as follows:

Column No. 1:

Beginning at the above mentioned Point "A"; thence North 73 degrees 08'49" East 22.72 feet.

Column No. 2:

Beginning at the above mentioned Point "A"; thence North 82 degrees 58'12" East
53.62 feet.

Column No. 5:

Beginning at the above mentioned Point "A"; thence North 46 degrees 38'54" East
42.32 feet.

PARCEL A-4:

An easement for parking to Lots 4 and 5 of Tract 32674, in the city of Los Angeles, as per map recorded in Book 1022 Pages 89 to 91 inclusive of Maps, in the office of the county recorder of said county, being more particularly described as follows:

Lot 5 of Tract 32674, in the city of Los Angeles, as per map recorded in Book 1022 Pages 89 to 91 inclusive of Maps, in the office of the county recorder of said county, together with that portion of Lot 4 of said tract that lies Westerly of a line parallel with and 18.98 feet Easterly, measured at right angles, from the Westerly line of said Lot 4.

                                  EXHIBIT "B"
                           PERSONAL PROPERTY EXHIBIT

All right, title and interest of Debtor in and to all buildings, improvement, equipment, machinery, fixtures, fittings, appliances, apparatus, furnishings, furniture and all other property of every kind and description and any replacements thereof or additions thereto now or at any time appurtenant to or located upon the Property, and all right, title and interest of Debtor in and to all personal property of every kind and description now or at any time hereafter located on or appurtenant to the Property and used in connection with the use, enjoyment, occupancy or operation of the Property. Without limiting the general description set forth above, such property shall include all equipment and facilities for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration, or for ventilation or air conditioning purposes or for sanitary drainage purposes or for the removal of dust, refuse or garbage, or for the operation of any restaurant or other food preparation facility, or for the operation of any gift or souvenir shop or other sales activity, or for the operation of any barber shop, hair, beauty or nail salon, or for the storage of any valuables, or for the operation of any laundry, dry cleaning, shoe shine or other personal services activity, or for the storage, maintenance or repair of any motor vehicle, van or bus owned, leased or used by Debtor, or for any activity related to the maintenance or repair of the Property, or for any laundry or cleaning facility related to the provision of clean sheets, towels or other linen, or for any and all other facilities and activities related to the operation of the Property as a hotel and related facilities, or for the pursuit of any other activity in which Debtor may be engaged on the Property, and including without limitation cabinets, awnings, window shades, Venetian blinds, drapes and drapery robs and brackets, screens, carpeting and other window and floor coverings, decorative fixtures, plants, beds, tables, chairs, lamps, dressers, desks, bureaus, headboards or other room furnishings, sheets, towels, blankets, bedspreads or other linen, swimming pools, jacuzzi, spas, hot tubs, tennis and paddle tennis courts and equipment, weights or exercise equipment, lockers, cleaning apparatus, chambermaid carts and room cleaning equipment, amplifiers, microphones, pianos or other equipment or instruments for the presentation of live or recorded entertainment, televisions, radios, phonographs, audio and video tape recorders and players, silverware, plates, dishes, cups, glasses and other tableware, refrigeration equipment, stoves, ovens, grills, pots, pans and other cooking and food serving equipment, motor vehicles, vans and buses, tractors, lawnmowers, ground sweepers and tools, together with all substitutions, accessions, repairs, additions and replacements to any of the foregoing.

Accounts Receivable:

     Any right of Debtor arising from the operation of the Property, to payment for goods sold or leased or for services rendered, whether or not yet earned by performance, not evidenced by an instrument of chattel paper, including without limiting the generality of the foregoing, (i) all accounts arising from the operation of the Property and (ii) all rights to payment from any consumer credit/charge card organization or entity of (such as or similar to the organization or entities which sponsor and administer the American Express Card, the Visa Card, the Carte Blanche Card and the MasterCard Card), together with those accounts now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, moveable or immoveable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any or all of the foregoing and proceeds therefrom.

Permits:

     All of the right, title and interest of Debtor in and to all authorizations, licenses and permits concerning the use and operation of the Property as a hotel and related facilities, including but not limited to all permits and licenses with respect to the sale of food and beverages (except liquor licenses).

ACCOUNTS:

BANK OF AMERICA ACCOUNT NUMBERS:

The following list of Accounts is not necessary inclusive:

00991-16106
00998-15684
00990-15683
12015-02824
12017-12605
12015-12606

     all water stock relating to the Real Property, shares of stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Real Property:

     all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of the Improvements;

     all equipment, machinery, fixtures, goods, accounts, general intangibles, documents, instruments and chattel paper, and all other personal property of every kind and description;

     all substitutions and replacements of, and accessions and additions to, any of the foregoing;

     all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Real Property of any buildings or structures on the Real Property, together with all deposits and other proceeds of the sale thereof;

     all monies from time to time on deposit in Trustor's special disbursement account no. 193-5051, Mellon Bank, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, and all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any Improvements; and

     all proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

                                        [******************] Company hereby
                                        certifies that [******] instrument
Order No. 761179mz                      is a true and correct copy of the
Escrow No. 9325799-44                   original instrument recorded in the
Loan No.                                office of the recorder of the County
                                        of Los Angeles, State of California
WHEN RECORDED MAIL TO:                  on July 16, 1993
                                          ...................................

FIRST AMERICAN TITLE GUARANTY COMPANY   Recorder's Serial No. 931369254
                                                            .................
1850 MT. DIABLO BLVD., SUITE 300
WALNUT CREEK, CALIFORNIA 94596          FIRST AMERICAN TITLE GUARANTY COMPANY
ATTENTION: MELINDA ZABROSKI
                                        By /s/ Beta Snow
                                          ...................................

--------------------------------------------------------------------------------
                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE

THE DATE THIS NOTICE OF DEFAULT RECORDED WAS JULY 16, 1993 AS INSTRUMENT NUMBER 93 1369254 OF OFFICIAL RECORDS

                               NOTICE OF DEFAULT

                               IMPORTANT NOTICE

IF YOUR PROPERTY IS IN FORECLOSURE BECAUSE YOU ARE BEHIND IN YOUR PAYMENTS, IT MAY BE SOLD WITHOUT ANY COURT ACTION, and you may have the legal right to bring your account in good standing by paying all of your past due payments plus permitted costs and expenses within the time permitted by law for reinstatement of your account, which is normally five business days prior to the date set for the sale of your property. No sale date may be set until three months from the date this notice of default may be recorded (which date of recordation appears on this notice).

This amount is  $444,563.30         as of July 16, 1993          , and will
              ----------------------     ------------------------
                                                  (Date)
increase until your account becomes current. While your property is in foreclosure, you still must pay other obligations (such as insurance and taxes) required by your note and deed of trust or mortgage. If you fail to make future payments on the loan, pay taxes on the property, provide insurance on the property, or pay other obligations as required in the note and deed of trust or mortgage, the beneficiary or mortgagee may insist that you do so in order to reinstate your account in good standing. In addition, the beneficiary or mortgagee may require as a condition to reinstatement that you provide reliable written evidence that you paid all senior liens, property taxes, and hazard insurance premiums.

Upon your written request, the beneficiary or mortgagee will give you a written itemization of the entire amount you must pay. You may not have to pay the entire unpaid portion of your account even though full payment was demanded, but you must pay all amounts in default at the time payment is made. However, you and your beneficiary or mortgagee may mutually agree in writing prior to the time the notice of sale is posted (which may not be earlier than the end of the three-month period stated above) to, among other things, (1) provide additional time in which to cure the default by transfer of the property or otherwise; or
(2) establish a schedule of payment in order to cure your default; or both (1) and (2).

Following the expiration of the time period referred to in the first paragraph of this notice, unless the obligation being foreclosed upon or a separate written agreement between you and your creditor permits a longer period, you have only the legal right to stop the sale of your property by paying the entire amount demanded by your creditor.

To find out the amount you must pay, or to arrange for payment to stop the foreclosure, or if your property is in foreclosure for any other reason, contact:

                                     Connecticut General Life Insurance Company
                                 c/o Cigna Corporation Investment Law Dep't S-21
                                     -------------------------------------------
                                         (Name of Beneficiary or Mortgagee)

                                     900 Cottage Grove Road
                                     -------------------------------------------
                                                (Mailing Address)

                                     Bloomfield, CT 06002
                                     -------------------------------------------

                                     (203) 726-5919
                                     -------------------------------------------
                                                    (Telephone)
                                     Attention: Theresa E. Packard

If you have any questions, you should contact a lawyer or the governmental agency which may have insured your loan.

Notwithstanding the fact that your property is in foreclosure, you may offer your property for sale, provided the sale is concluded prior to the conclusion of the foreclosure.

Remember, YOU MAY LOSE LEGAL RIGHTS IF YOU DO NOT TAKE PROMPT ACTION.

                               NOTICE OF DEFAULT


NOTICE IS HEREBY GIVEN: That  First American Title Insurance Company*
                             --------------------------------------------------,
a corporation, is duly appointed Trustee under a Deed of Trust dated  March 25,
                                                                     -----------
1985
-------------------------------------------------------------------------------,
executed by WARNER CENTER MARRIOTT HOTEL LIMITED PARTNERSHIP, a Delaware limited
            --------------------------------------------------------------------
partnership
--------------------------------------------------------------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
____________________________________________________________________ as Trustor,
in favor of  Connecticut General Life Insurance Company, a Connecticut
            --------------------------------------------------------------------
corporation
--------------------------------------------------------------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________ as Beneficiary,
recorded  March 25, 1985    as instrument no.  85-321309
        ------------------,                   ---------------------------------,
in book __________________________, page ___________________________________, of
Official Records in the Office of the County Recorder of  Los Angeles
                                                         -----------------------
County, California, securing, among other obligations,  one   note(s) for the
                                                       ------
principal              sum of $ 47,000,000.00**                  that the
----------------------         --------------------------------;
beneficial interest under such Deed of Trust and the obligations secured thereby are presently held by the undersigned; that a breach of, and default in, the obligations for which such Deed of Trust is security has occurred in that payment has not been made of: (1) Installment in the amount of $ 412,500.00
                              --------------------------------------------------
which became due July 1, 1993, plus subsequent installments that became due (2)
--------------------------------------------------------------------------------
Late charge in the amount of $28,875.00 which became due July 6, 1993, plus
--------------------------------------------------------------------------------
subsequent late charges that became due (3) Default Rate Interest in the
--------------------------------------------------------------------------------
aggregate amount of $1,088.30 plus subsequent Default Rate Interest that becomes
--------------------------------------------------------------------------------
due (4) Attorneys fees, foreclosure fees and additional foreclosure costs which
--------------------------------------------------------------------------------
have been incurred and will continue to accrue (5) Payment into the Debt Service
--------------------------------------------------------------------------------
Account of Cash Flow for Accounting Period 5 and a portion of Accounting Period
--------------------------------------------------------------------------------
6 (as such terms are defined in item #3 as listed below)
--------------------------------------------------------------------------------
________________________________________________________________________________
________________________________________________________________________________
that by reason thereof, the xxxxxxxxx, present beneficiary under such Deed of Trust, has executed and delivered to said duly appointed Trustee, a written Declaration of Default and Demand for Sale, and has deposited with said duly appointed Trustee, such Deed of Trust and all documents evidencing obligations secured thereby, and has declared and does hereby declare all sums secured thereby immediately due and payable and has elected and does hereby elect to cause the trust property to be sold to satisfy the obligations secured thereby.

                                   FIRST AMERICAN TITLE INSURANCE COMPANY,
DATED: July 16, 1993               a California corporation
                                   ---------------------------------------------

* The original Trustee was         By:  /s/ Melinda Zabroski
Ticor Title Insurance Company      ---------------------------------------------
of California, a California             Melinda Zabroski, Assistant Secretary
corporation. First American        _____________________________________________
Title Insurance Company, a
California corporation was         _____________________________________________
substituted as Trustee by
document recorded concurrently     _____________________________________________
with this document
                                   _____________________________________________

** Said Note and Deed of Trust are subject to the following Modifications and
Agreements:
1. Modification of Leasehold Deed of Trust dated July 22, 1987 and recorded on July 23, 1987 as instrument number 87-1168993 of official records
2. Modification of Note, Leasehold Deed of Trust and Assignment of Leases dated September 10, 1991 and recorded on October 10, 1991 as instrument number 91-1606059 of official records
3. Modification of Note, Leasehold Deed of Trust and Assignment of Leases dated September 25, 1992 and recorded on September 29, 1992 as instrument number 92-1820779 of official records


CERTAIN PERSONAL PROPERTY ALSO SERVING AS COLLATERAL FOR THE OBLIGATIONS SECURED BY SAID DEED OF TRUST IS FURTHER DESCRIBED IN SAID DEED OF TRUST. THE REAL PROPERTY AND THE PERSONAL PROPERTY ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE `TRUST PROPERTY'